Exhibit 99.1

DESCRIPTION OF CAPITAL STOCK

The following summary of the rights of the common stock and preferred stock (collectively, the “Tessera Holding Securities”) of Tessera Holding Corporation (“Tessera Holding”, “us” or “our”) does not purport to be complete. This summary is subject to and qualified by the provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which are incorporated herein by reference. Additionally, the General Corporation Law of the State of Delaware (the “DGCL”) also affects the terms of our capital stock.

The Restated Certificate of Incorporation provides for common stock and preferred stock. Holdco’s authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

As of December 1, 2016 there were 48,625,484 shares of common stock outstanding, and there were no shares of preferred stock outstanding.

Common Stock

Dividend Rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time.

Voting Rights. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Restated Certificate of Incorporation. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. In addition, our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that some actions require the approval of two-thirds, rather than a majority, of the shares entitled to vote. For a description of these actions, see the section captioned “—Provisions of Our Certificate of Incorporation and Bylaws” below.

No Preemptive, Conversion or Redemption Rights. Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Right to Receive Liquidation Distributions. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each outstanding share of common stock is fully paid and nonassessable.

Preferred Stock

Our board of directors is authorized, subject to limitations imposed by the DGCL, to issue up to a total of 10,000,000 shares of preferred stock in one or more series, without stockholder approval. Our board of directors is authorized to establish from time to time the number of shares to be included in each series, and to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders.

The board of directors may authorize the issuance of preferred stock with voting or conversion rights that could harm the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Tessera and might harm the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Provisions of our Certificate of Incorporation and Bylaws

Our Restated Certificate of Incorporation and Amended and Restated Bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Removal of Directors and Filling Vacancies. Our stockholders can only remove directors by the affirmative vote of the majority of the outstanding shares of our capital stock entitled to vote in the election of directors. Vacancies on our board of directors may be filled only by our board of directors. The inability of stockholders to remove directors to fill vacancies on the board of directors will make it more difficult to change the composition of our board of directors, but will promote a continuity of existing management.

Advance Notice Requirement. Our Amended and Restated Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing and in proper form to our secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the Amended and Restated Bylaws.

Special Meetings of Stockholders. Our Restated Certificate of Incorporation and Amended and Restated Bylaws deny stockholders the right to call a special meeting of stockholders. Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that special meetings of the stockholders may be called only by a majority of the members of the board of directors or by a duly authorized committee of the board of directors.

No Written Consent of Stockholders. Our Restated Certificate of Incorporation requires all stockholder actions to be taken by a vote of the stockholders at an annual or special meeting, and does not permit our stockholders to act by written consent, without a meeting.

Amendment of Bylaws and Certificate of Incorporation. Our Restated Certificate of Incorporation requires the approval of not less than 66 2/3% of the voting power of all outstanding shares of our capital stock entitled to vote to amend any bylaws by stockholder action, voting together as a single class, or to amend certain provisions of our Restated Certificate of Incorporation. These provisions will make it more difficult to dilute the anti-takeover effects of our Amended and Restated Bylaws and our Restated Certificate of Incorporation.

Blank Check Preferred Stock. Our Restated Certificate of Incorporation provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our Restated Certificate of Incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in certain cases, within three years prior, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	prior to the time the stockholder became an interested stockholder, our board of directors must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•	the business combination is approved by our board of directors and authorized at an annual or special meeting of our stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, Inc.

NASDAQ National Market Listing

Our common stock is quoted on the NASDAQ Global Select Market under the trading symbol “TSRA.”